Exhibit 99.1
NEWS RELEASE

For Immediate Release
October 23, 2014
MAXWELL TECHNOLOGIES REPORTS THIRD QUARTER FINANCIAL RESULTS
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CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY - DETAILS BELOW

SAN DIEGO, Calif. - Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $41.6 million for its third quarter ended September 30, 2014, down 10 percent from the $46.1 million recorded in the second quarter ended June 30, 2014, and down 19 percent from the $51.2 million recorded in the third quarter of 2013.

Third quarter ultracapacitor revenue decreased by 15 percent sequentially to $28.8 million, compared with $33.9 million in the second quarter ended June 30, 2014, and was down 22 percent compared with the $37.0 million recorded in the third quarter of 2013. Sales of high voltage capacitor and microelectronics products totaled $12.8 million in Q314, up 5 percent sequentially from the $12.2 million recorded in the second quarter and down 10 percent from the $14.2 million recorded in Q313.

“Third quarter revenue was in line with our expectations,” said Dr. Franz Fink, Maxwell’s president and CEO. “Ultracapacitor sales into the wind energy, automotive and electric rail markets were solid, as were sales of our high voltage capacitor products, but ultracapacitor sales into the hybrid bus market in China were down sequentially, compared with Q2. "

On a U.S. generally accepted accounting principles (GAAP) basis, operating loss for the third quarter 2014 was $2.3 million, compared with an operating loss of $567,000 in Q214 and operating income of $6.2 million in Q313. GAAP net loss for Q314 was $3.3 million, or $0.11 per share, compared with a net loss of $1.2 million, or $0.04 per share in Q214 and net income of $6.0 million, or $0.21 per diluted share, in Q313.

On a non-GAAP basis, the Company reported operating loss of $1.3 million in Q314 compared with operating income of $599,000 in Q214 and operating income of $6.9 million in Q313. Non-GAAP net loss for Q314 was $2.3 million, or $0.08 cents per share, compared with net loss of $15,000, or zero cents per share in Q214 and net income of $6.7 million, or $0.23 per diluted share, in Q313. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.

GAAP gross margin was 37 percent in Q314, compared with 36 percent in Q214 and 41 percent in Q313. GAAP operating expenses totaled approximately $17.7 million, or 43 percent of revenue, in Q314, compared with $17.2 million, or 37 percent of revenue, in Q214, and $14.9 million, or 29 percent of revenue, in Q313. Non-GAAP operating expenses totaled approximately $16.9 million, or 41 percent of revenue, in Q314 compared with $16.2 million, or 35 percent of revenue, in Q214 and $14.4 million, or 28 percent of revenue, in Q313. Cash and cash equivalents totaled $30.8 million as of September 30, 2014, compared with $30.7 million as of June 30, 2014. Complete financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the Company's Quarterly Report on Form 10-Q with the Securities & Exchange Commission.

Outlook: Based on customer forecasts and order flow indicating increasing ultracapacitor sales into the hybrid bus market in China, along with higher sales into the wind energy market and continuing solid sales for other ultracapacitor applications and our high voltage and microelectronic products, total revenue for the fourth quarter is likely to increase by 20 to 25% compared with that reported in the third quarter.

Non-GAAP Financial Measures: The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP net income (loss) per diluted share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The

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Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as stock-based compensation expense.

In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provide consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income from operations, net income, and net income per share.
Management will conduct a conference call and simultaneous webcast to discuss third quarter of 2014 financial results and the future outlook at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (866) 952-1906 from the U.S. and Canada, or (785) 424-1825 for international callers, and entering the conference ID, MAXWELL. The live web cast and subsequent archived replay may be accessed at the Company's web site via the following link: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-calendar.

Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-hardened microelectronic products for satellites and spacecraft include single board computers and components incorporating our proprietary RADPAK® packaging and shielding technology that enables them to perform reliably in space. For more information, visit www.maxwell.com.
Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•	the accuracy of customer demand forecasts and our reliance on them for planning and resource allocation;

•	our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•
dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	dependence upon the sale of products into Asia and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•
risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions;

•	successful acquisition, development and retention of key personnel;

•	our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	our ability to match production volume to actual customer demand;

•	our ability to manage product quality problems;

•	our ability to protect our intellectual property rights and to defend claims against us;

•	our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	occurrence of a catastrophic event at any of our facilities;

•	occurrence of a technology systems failure, network disruption, or breach in data security;

•	our ability to obtain sufficient capital to meet our operating or other needs; and,

•	our ability to manage and minimize the impact of unfavorable legal proceedings.

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For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3434, or at our investor relations website: investors.maxwell.com. All information in this release is as of October 23, 2014. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.

Media & Investor Contact: Michael Sund, +1 858.503.3233; msund@maxwell.com

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MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue	$41,593	$46,074	$51,197	$133,668	$154,555
Cost of revenue	26,123	29,474	30,084	83,728	93,636
Gross profit	15,470	16,600	21,113	49,940	60,919
Operating expenses:
Selling, general and administrative	10,823	10,944	9,455	32,706	32,945
Research and development	6,923	6,223	5,450	19,317	16,851
Total operating expenses	17,746	17,167	14,905	52,023	49,796
Income (loss) from operations	(2,276)	(567)	6,208	(2,083)	11,123
Interest expense, net	49	28	36	116	121
Amortization of debt discount and prepaid debt costs	5	5	16	15	46
Income (loss) before income taxes	(2,330)	(600)	6,156	(2,214)	10,956
Income tax provision	962	581	129	1,940	1,802
Net income (loss)	$(3,292)	$(1,181)	$6,027	$(4,154)	$9,154
Net income (loss) per common share:
Basic	$(0.11)	$(0.04)	$0.21	$(0.14)	$0.32
Diluted	$(0.11)	$(0.04)	$0.21	$(0.14)	$0.32
Weighted average common shares outstanding:
Basic	29,284	29,206	28,884	29,146	28,857
Diluted	29,284	29,206	28,940	29,146	28,883

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$30,798	$30,647
Trade and other accounts receivable, net	30,636	29,869
Inventories	52,009	44,736
Prepaid expenses and other current assets	2,779	2,314
Total current assets	116,222	107,566
Property and equipment, net	41,018	44,941
Goodwill	24,462	25,978
Pension asset	10,576	10,568
Other non-current assets	878	1,034
Total assets	$193,156	$190,087

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$30,696	$25,616
Accrued employee compensation	10,270	8,788
Deferred revenue and customer deposits	2,826	1,043
Short-term borrowings and current portion of long-term debt	9,280	7,914
Deferred tax liability	813	890
Total current liabilities	53,885	44,251
Deferred tax liability, long-term	2,008	2,125
Long-term debt, excluding current portion	44	100
Other long-term liabilities	3,201	3,401
Total liabilities	59,138	49,877
Stockholders' equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 29,838 and 29,563 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	2,983	2,953
Additional paid-in capital	276,261	271,928
Accumulated deficit	(155,948)	(151,794)
Accumulated other comprehensive income	10,722	17,123
Total stockholders' equity	134,018	140,210
Total liabilities and stockholders' equity	$193,156	$190,087

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

		Three Months Ended			Nine Months Ended
		September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Gross Profit Reconciliation:
GAAP gross profit		$15,470	$16,600	$21,113	$49,940	$60,919
Stock-based compensation expense included in cost of sales	A	145	190	228	587	762
Non-GAAP gross profit		$15,615	$16,790	$21,341	$50,527	$61,681
Total Operating Expenses Reconciliation:
GAAP total operating expenses		$17,746	$17,167	$14,905	$52,023	$49,796
Stock-based compensation expense	A	(866)	(976)	(491)	(2,347)	(1,860)
Non-GAAP total operating expenses		$16,880	$16,191	$14,414	$49,676	$47,936
Income (Loss) From Operations Reconciliation:
GAAP income (loss) from operations		$(2,276)	$(567)	$6,208	$(2,083)	$11,123
Stock-based compensation expense	A	1,011	1,166	719	2,934	2,622
Non-GAAP income (loss) from operations		$(1,265)	$599	$6,927	$851	$13,745
Net Income (Loss) Reconciliation:
GAAP net income (loss)		$(3,292)	$(1,181)	$6,027	$(4,154)	$9,154
Stock-based compensation expense	A	1,011	1,166	719	2,934	2,622
Non-GAAP net income (loss)		$(2,281)	$(15)	$6,746	$(1,220)	$11,776
Net Income (Loss) per Diluted Share Reconciliation:
GAAP net income (loss) per diluted share		$(0.11)	$(0.04)	$0.21	$(0.14)	$0.32
Stock-based compensation expense	A	0.03	0.04	0.02	0.10	0.09
Non-GAAP net income (loss) per diluted share		$(0.08)	$—	$0.23	$(0.04)	$0.41

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MAXWELL TECHNOLOGIES, INC.

(A)
Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards. Results include stock-based compensation expense as follows (in thousands):

		Three Months Ended			Nine Months Ended
		September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	Cost of revenue	$145	$190	$228	$587	$762
	Selling, general and administrative	716	733	332	1,705	1,337
	Research and development	150	243	159	642	523
	Total stock-based compensation expense	$1,011	$1,166	$719	$2,934	$2,622